EGEN, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2013,
AND THE PERIOD FROM
MARCH 2, 2002 (DATE OF INCEPTION)
TO JUNE 30, 2013

TABLE OF CONTENTS

Anglin·Reichmann·Snellgrove & Armstrong P.C.

Certified Public Accountants & Business Advisors

MEMBER: American Institute of Certified Public Accountants • AICPA Private Companies Practice Section • Employee Benefit Plan and Governmental Audit Quality Centers • Alabama Society of Certified Public Accountants • CPAmerica, International

Gary S. Anglin, CPA
Jay A. Reichmann, CPA
James C. Snellgrove, Jr., CPA
Stephen E. Armstrong, CPA
Tracy L. Sams, CPA, CVA
Kandy E. Gardner, CPA
Todd B. McAdams, CPA
Melissa D. Jose, CPA
Ryan J. Campbell, CPA
N. Scott Hand, CPA
Brandon C. Smith, CPA
Katherine J. Bradford, CPA
Jason L. Miller, CPA
Luke C. Kinzer, CPA, CFE
Thomas G. Hallin, CPA, CFE
Carol E. Smith, CPA
Leah N. DellaCalce, CPA
T. Sloane Southern, CPA
Christopher D. Taylor, CPA
Brittany B. Harris, CPA
Michelle A. Jenkins, CPA
Nathan A. Edwards, CPA
Jeremy D. Mosteller, CPA
Katie B. Teichmiller, CPA

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
EGEN, Inc.
Huntsville, Alabama

We have audited the accompanying financial statements of EGEN, Inc. (a development stage company), which comprise the balance sheet as of June 30, 2013, and the related statements of income and comprehensive income, changes in stockholders' equity, and cash flows for the year then ended and for the period from March 2, 2002 (inception), to June 30, 2013, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

305 QUALITY CIRCLE • HUNTSVILLE, ALABAMA 35806 • PHONE (256) 533-1040 • FAX (256) 539-1942 • www.anglincpa.com

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EGEN, Inc. as of June 30, 2013, and the results of its operations and its cash flows for the year then ended and from March 2, 2002 (inception), to June 30, 2013, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 13 of the financial statements, the 2013 financial statements have been restated to correct errors.

Sincerely,

Anglin Reichmann Snellgrove & Armstrong P.C.

CERTIFIED PUBLIC ACCOUNTANTS

January 30, 2014
(Except for Note 13, as to
which the date is June 6, 2014)

EGEN, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF JUNE 30, 2013

ASSETS

Current Assets	
Cash and cash equivalents	$ 379,454
Accounts receivable	34,674
Investments	2,715,648
Prepaid expenses	373
Total Current Assets	3,130,149
Property and Equipment	
Computer equipment	145,857
Equipment	667,263
Automobiles	21,778
Facilities	3,000
Intellectual property	779,335
	1,617,233
Less accumulated depreciation and amortization	1,108,983
Total Property and Equipment, net	508,250
Other Assets	
Patents not in service	631,651
Deposits	3,570
Total Other Assets	635,221
Total Assets	$ 4,273,621

The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities		
Accounts payable	$	87,132
Accrued leave		102,824
Total Current Liabilities		189,956
Stockholders' Equity		
Preferred stock, $0.01 par value, 8,000,000 shares authorized, 3,500,000 shares designated, 3,275,000 issued and outstanding:		
Series A preferred stock, $0.01 par value, 1,500,000 shares designated, 1,275,000 shares issued and outstanding, liquidation preference of $6,375,000		12,750
Series B preferred stock, $0.01 par value, 2,000,000 shares designated, issued and outstanding, liquidation preference of $12,000,000		20,000
Common stock, $0.01 par value, 32,000,000 shares authorized, 14,084,223 shares issued and outstanding		140,842
Additional paid in capital		39,278,352
Accumulated other comprehensive loss, net		(61,109)
Deficit accumulated during the development stage		(35,307,170)
Total Stockholders' Equity		4,083,665
Total Liabilities and Stockholders' Equity	$	4,273,621

EGEN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED JUNE 30, 2013 AND THE PERIOD FROM MARCH 2, 2002 (DATE OF INCEPTION), TO JUNE 30, 2013

	Year Ended June 30, 2013	March 2, 2002 (Inception) to June 30, 2013
Revenue		
Grant revenue	$ 131,907	$ 1,784,579
Total Revenue	131,907	1,784,579
Operating Expenses		
Research and development expenses	1,355,949	24,597,499
General and administrative expenses	1,648,889	15,009,762
Total Operating Expenses	3,004,838	39,607,261
Operating Loss	(2,872,931)	(37,822,682)
Other Income (Expenses)		
Gain (loss) on trading securities	6,044	(250,760)
Gain (loss) on asset disposal	1,935	(282,027)
Royalty income	24,537	685,509
Contract research income	12,450	1,501,180
Dividend and interest income	43,403	919,347
Fees and commissions	-	(51,515)
Other expenses	-	(6,222)
Total Other Income (Expenses)	88,369	2,515,512
Loss Before Income Taxes	(2,784,562)	(35,307,170)
Income Tax Provision (Benefit), net	-	-
Net Loss	(2,784,562)	(35,307,170)
Other Comprehensive Income (Loss), Net of Tax		
Unrealized holding gain (loss) on investments arising during the period	(53,980)	(311,869)
Plus: reclassification adjustment for (gain) loss realized	(6,044)	250,760
Less: deferred taxes on unrealized gains	-	-
Total Other Comprehensive Income (Loss)	(60,024)	(61,109)
Total Comprehensive Income (Loss)	$ (2,844,586)	$ (35,368,279)

The accompanying notes are an integral part of these financial statements.

EGEN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED JUNE 30, 2013 AND THE PERIOD FROM MARCH 2, 2002 (DATE OF INCEPTION), TO JUNE 30, 2013

		Common Stock		Preferred Stock - Series A		Preferred Stock - Series B					Treasury Stock		
	Transaction Date	Amount	Shares	Amount $5 Liquidation Preference	Shares	Amount $6.00 Liquidation Preference	Shares	Additional Paid in Capital	Deficit Accumulated during the Development Stage	Accumulated Other Comprehensive Loss	Amount	Shares	Total Stockholders' Equity
Initial capitalization	4/11/2002	$ 17,694	1,769,400	$ -	-	$ -	-	$ 5,496,106	$ -	$ -	$ -	-	$ 5,513,800
Net loss		-	-	-	-	-	-	-	(1,232,318)	-	-	-	(1,232,318)
Balance at 6/30/2002		17,694	1,769,400	-	-	-	-	5,496,106	(1,232,318)	-	-	-	4,281,482
Net loss		-	-	-	-	-	-	-	(1,916,508)	-	-	-	(1,916,508)
Balance at 6/30/2003		17,694	1,769,400	-	-	-	-	5,496,106	(3,148,826)	-	-	-	2,364,974
Issuance of common stock	1/8/2004	1,000	100,000	-	-	-	-	1,499,000	-	-	-	-	1,500,000
Compensation expense		-	-	-	-	-	-	71,556	-	-	-	-	71,556
Net loss		-	-	-	-	-		-	(2,177,781)	-	-	-	(2,177,781)
Balance at 6/30/2004		18,694	1,869,400	-	-	-	-	7,066,662	(5,326,607)	-	-	-	1,758,749
Issuance of common stock	8/5/2004	3	333	-	-	-	-	-	-	-	-	-	3
Issuance of common stock	9/7/2004	697	69,667	-	-	-	-	999,338	-	-	-	-	1,000,035
Issuance of preferred stock	1/14/2005	-	-	10,000	1,000,000	-	-	4,990,000	-	-	-	-	5,000,000
Issuance of common stock	1/14/2005	30,000	3,000,000	-	-	-	-	-	-	-	-	-	30,000
Compensation expense		-	-	-	-	-	-	81,132	-	-	-	-	81,132
Net loss		-	-	-	-	-	-	-	(3,765,812)	-	-	-	(3,765,812)
Balance at 6/30/2005		49,394	4,939,400	10,000	1,000,000	-	-	13,137,132	(9,092,419)	-	-	-	4,104,107
Issuance of preferred stock	11/30/2005	-	-	2,750	275,000	-	-	1,372,250	-	-	-	-	1,375,000
Issuance of preferred stock	6/30/2006	-	-	-	-	833	83,334	499,171	-	-	-	-	500,004
Issuance of common stock	6/30/2006	1,667	166,668	-	-	-	-	-	-	-	-	-	1,667
Compensation expense		-	-	-	-	-	-	36,360	-	-	-	-	36,360
Net loss		-	-	-	-	-	-	-	(2,836,473)	-	-	-	(2,836,473)
Balance at 6/30/2006		$ 51,061	5,106,068	$ 12,750	1,275,000	$ 833	83,334	$ 15,044,913	$ (11,928,892)	$ -	$ -	-	$ 3,180,665

The accompanying notes are an integral part of these financial statements.

EGEN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY - CONTINUED
FOR THE YEAR ENDED JUNE 30, 2013 AND THE PERIOD FROM MARCH 2, 2002 (DATE OF INCEPTION), TO JUNE 30, 2013

		Common Stock		Preferred Stock - Series A		Preferred Stock - Series B					Treasury Stock		
	Transaction Date	Amount	Shares	Amount $5 Liquidation Preference	Shares	Amount $6.00 Liquidation Preference	Shares	Additional Paid in Capital	Deficit Accumulated during the Development Stage	Accumulated Other Comprehensive Loss	Amount	Shares	Total Stockholders' Equity
Balance at 6/30/2006		$ 51,061	5,106,068	$ 12,750	1,275,000	$ 833	83,334	$ 15,044,913	$ (11,928,892)	$ -	$ -	-	$ 3,180,665
Issuance of preferred stock	7/2/2006	-	-	-	-	2,500	250,001	1,497,506	-	-	-	-	1,500,006
Issuance of preferred stock	7/5/2006	-	-	-	-	420	42,000	251,580	-	-	-	-	252,000
Issuance of preferred stock	7/19/2006	-	-	-	-	840	84,000	503,160	-	-	-	-	504,000
Issuance of preferred stock	7/21/2006	-	-	-	-	1,667	166,667	998,335	-	-	-	-	1,000,002
Issuance of preferred stock	7/23/2006	-	-	-	-	833	83,334	499,171	-	-	-	-	500,004
Issuance of preferred stock	9/27/2006	-	-	-	-	420	42,000	251,580	-	-	-	-	252,000
Issuance of preferred stock	9/28/2006	-	-	-	-	833	83,333	499,165	-	-	-	-	499,998
Issuance of common stock	7/2/2006	5,000	500,002	-	-	-	-	-	-	-	-	-	5,000
Issuance of common stock	7/5/2006	840	84,000	-	-	-	-	-	-	-	-	-	840
Issuance of common stock	7/19/2006	1,680	168,000	-	-	-	-	-	-	-	-	-	1,680
Issuance of common stock	7/21/2006	11,583	1,158,334	-	-	-	-	-	-	-	-	-	11,583
Issuance of common stock	7/23/2006	1,667	166,668	-	-	-	-	-	-	-	-	-	1,667
Issuance of common stock	9/28/2006	2,507	250,667	-	-	-	-	-	-	-	-	-	2,507
Compensation expense		-	-	-	-	-	-	132,152	-	-	-	-	132,152
Net loss		-	-	-	-	-	-	-	(3,022,253)	-	-	-	(3,022,253)
Balance at 6/30/2007		74,338	7,433,739	12,750	1,275,000	8,346	834,669	19,677,562	(14,951,145)	-	-	-	4,821,851
Issuance of common stock	2/13/2008	529	52,889	-	-	-	-	90,249	-	-	-	-	90,778
Issuance of common stock	6/11/2008	14,140	1,413,998	-	-	-	-	-	-	-	-	-	14,140
Issuance of common stock	6/30/2008	5,833	583,332	-	-	-	-	-	-	-	-	-	5,833
Issuance of preferred stock	6/11/2008	-	-	-	-	7,070	706,999	4,234,924	-	-	-	-	4,241,994
Issuance of preferred stock	6/13/2008	-	-	-	-	417	41,666	249,579	-	-	-	-	249,996
Issuance of preferred stock	6/30/2008	-	-	-	-	2,500	250,000	1,497,500	-	-	-	-	1,500,000
Compensation expense		-	-	-	-	-	-	156,306	-	-	-	-	156,306
Net loss		-	-	-	-	-	-	-	(3,158,952)	-	-	-	(3,158,952)
Balance at 6/30/2008		94,840	9,483,958	12,750	1,275,000	18,333	1,833,334	25,906,120	(18,110,097)	-	-	-	7,921,946
Issuance of common stock	7/15/2008	2,500	250,000	-	-	-	-	-	-	-	-	-	2,500
Issuance of preferred stock	7/15/2008	-	-	-	-	1,250	125,000	748,750	-	-	-	-	750,000
Compensation expense		-	-	-	-	-	-	322,050	-	-	-	-	322,050
Net loss		-	-	-	-	-	-	-	(3,773,750)	-	-	-	(3,773,750)
Balance at 6/30/2009		$ 97,340	9,733,958	$ 12,750	1,275,000	$ 19,583	1,958,334	$ 26,976,920	$ (21,883,847)	$ -	$ -	-	$ 5,222,746

The accompanying notes are an integral part of these financial statements.

EGEN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY - CONTINUED
FOR THE YEAR ENDED JUNE 30, 2013 AND THE PERIOD FROM MARCH 2, 2002 (DATE OF INCEPTION), TO JUNE 30, 2013

		Common Stock		Preferred Stock - Series A		Preferred Stock - Series B					Treasury Stock		
	Transaction Date	Amount	Shares	Amount $5 Liquidation Preference	Shares	Amount $6.00 Liquidation Preference	Shares	Additional Paid in Capital	Deficit Accumulated during the Development Stage	Accumulated Other Comprehensive Loss	Amount	Shares	Total Stockholders' Equity
Balance at 6/30/2009		$ 97,340	9,733,958	$ 12,750	1,275,000	$ 19,583	1,958,334	$ 26,976,920	$ (21,883,847)	$ -	$ -	-	$ 5,222,746
Issuance of common stock	12/3/2009	6,667	666,667	-	-	-	-	1,993,334	-	-	-	-	2,000,001
Issuance of common stock	12/7/2009	3,333	333,333	-	-	-	-	996,666	-	-	-	-	999,999
Issuance of common stock	12/12/2009	1,667	166,667	-	-	-	-	498,334	-	-	-	-	500,001
Issuance of common stock	12/15/2009	833	83,333	-	-	-	-	249,166	-	-	-	-	249,999
Issuance of common stock	1/14/2010	833	83,333	-	-	-	-	249,166	-	-	-	-	249,999
Issuance of common stock	1/20/2010	833	83,333	-	-	-	-	249,166	-	-	-	-	249,999
Issuance of common stock	1/22/2010	833	83,333	-	-	-	-	249,166	-	-	-	-	249,999
Compensation expense		-	-	-	-	-	-	173,095	-	-	-	-	173,095
Net loss		-	-	-	-	-	-	-	(4,941,526)	-	-	-	(4,941,526)
Balance at 6/30/2010		112,339	11,233,957	12,750	1,275,000	19,583	1,958,334	31,635,013	(26,825,373)	-	-	-	4,954,312
Issuance of common stock	4/20/2011	8,000	800,000	-	-	-	-	1,992,000	-	-	-	-	2,000,000
Issuance of common stock	4/22/2011	1,000	100,000	-	-	-	-	249,000	-	-	-	-	250,000
Issuance of common stock	4/27/2011	3,000	300,000	-	-	-	-	747,000	-	-	-	-	750,000
Compensation expense		-	-	-	-	-	-	293,095	-	-	-	-	293,095
Other comprehensive loss,net		-	-	-	-	-	-	-	-	3,475	-	-	3,475
Net loss		-	-	-	-	-	-	-	(3,152,705)	-	-	-	(3,152,705)
Balance at 6/30/2011		124,339	12,433,957	12,750	1,275,000	19,583	1,958,334	34,916,108	(29,978,078)	3,475	-	-	5,098,177
Issuance of preferred stock	2/13/2012	-	-	-	-	417	41,666	249,579	-	-	-	-	249,996
Issuance of common stock	2/13/2012	834	83,332	-	-	-	-	-	-	-	-	-	834
Compensation expense		-	-	-	-	-	-	123,306	-	-	-	-	123,306
Other comprehensive loss,net		-	-	-	-	-	-	-	-	(4,560)	-	-	(4,560)
Net loss		-	-	-	-	-	-	-	(2,544,530)	-	-	-	(2,544,530)
Balance at 6/30/2012		125,173	12,517,289	12,750	1,275,000	20,000	2,000,000	35,288,993	(32,522,608)	(1,085)	-	-	2,923,223
Issuance of common stock	11/15/2012	4,000	400,000	-	-	-	-	996,000	-	-	-	-	1,000,000
Issuance of common stock	12/11/2012	1,000	100,000	-	-	-	-	249,000	-	-	-	-	250,000
Issuance of common stock	12/14/2012	2,669	266,934	-	-	-	-	664,666	-	-	-	-	667,335
Issuance of common stock	12/28/2012	8,000	800,000	-	-	-	-	1,992,000	-	-	-	-	2,000,000
Compensation expense		-	-	-	-	-	-	87,693	-	-	-	-	87,693
Other comprehensive loss,net		-	-	-	-	-	-	-	-	(60,024)	-	-	(60,024)
Net loss		-	-	-	-	-	-	-	(2,784,562)	-	-	-	(2,784,562)
Balance at 6/30/2013		$ 140,842	14,084,223	$ 12,750	1,275,000	$ 20,000	2,000,000	$ 39,278,352	$ (35,307,170)	$ (61,109)	$ -	-	$ 4,083,665

The accompanying notes are an integral part of these financial statements.

EGEN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2013 AND THE PERIOD FROM MARCH 2, 2002 (DATE OF INCEPTION), TO JUNE 30, 2013

	Year Ended June 30, 2013	March 2, 2002 (Inception) to June 30, 2013
Cash Flows from Operating Activities		
Net loss	$ (2,784,562)	$ (35,307,170)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	92,599	1,430,792
Realized investment (gain) loss	(6,044)	250,760
(Gain) loss on disposal of assets	(1,935)	282,027
Compensation expense related to stock options	87,693	1,476,745
Changes in asset and liability accounts:		
Accounts receivable	(34,674)	(34,674)
Prepaid expenses	17,236	(373)
Deposits	-	(3,570)
Accounts payable	(29,156)	87,132
Accrued vacation	102,824	102,824
Payroll liabilities	(1,562)	-
Net Cash Used in Operating Activities	(2,557,581)	(31,715,507)
Cash Flows from Investing Activities		
Purchase of property and equipment	(75,247)	(2,228,620)
Purchase of patents not in service	(155,628)	(631,651)
Proceeds from sale of equipment	7,500	7,550
Purchases of investments	(3,743,401)	(24,994,732)
Proceeds from sale of investments	2,460,000	21,967,215
Net Cash Used in Investing Activities	(1,506,776)	(5,880,238)
Cash Flows from Financing Activities		
Proceeds from common stock issued	3,917,335	19,600,199
Proceeds from preferred stock issued	-	18,375,000
Net Cash Provided by Financing Activities	3,917,335	37,975,199
Net Increase (Decrease) in Cash and Cash Equivalents	(147,022)	379,454
Cash and Cash Equivalents, Beginning of Year	526,476	-
Cash and Cash Equivalents, End of Year	$ 379,454	$ 379,454

The accompanying notes are an integral part of these financial statements.

Note 1 - Summary of Significant Accounting Policies

Nature of Business

EGEN, Inc. (the Company), founded in 2002, is a clinical stage biopharmaceutical company focused on developing nucleic acid-based therapeutics for cancer and other difficult to treat diseases using proprietary nanoparticle delivery systems. The Company's technology platform is very broad, including polymer, cationic lipid, and molecular biology-based approaches to delivery of nucleic acid and anti-cancer drugs. The primary activities of the Company are the application of the TheraPlas™ and TheraSilence™ platforms to the treatment of human disease.

Development Stage Operations

The Company is in the development stage. This stage is characterized by significant expenditures for the design and development of the Company's products. Once the Company's planned principal operations commence, its focus will be on the marketing of its nanoparticle delivery systems and the continued research and development of new products.

In connection with the formation and capitalization of the Company, shares of common and preferred stock were issued for cash consideration.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments and other short-term investments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consists primarily of grant revenue due on cost reimbursable grants. Management considers all receivables at year end to be collectible; and therefore, no allowance has been provided.

Property and Equipment

Computers and equipment, which are stated at cost, are depreciated using methods which approximate straight-line depreciation over the estimated useful lives of the respective assets. The Company depreciates computers, equipment, and automobiles over five (5) years and facilities over seven (7) years, and amortizes software and intellectual property over three (3) years and twenty (20) years, respectively. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed as incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in the statement of income and comprehensive income. Depreciation and amortization expense for the year ended June 30, 2013 was $92,599.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment under the guidance prescribed by Financial Accounting Standards Board (FASB) ASC 360, *Property, Plant, and Equipment*. The Company evaluates long-lived assets used in operations for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. There were no such losses recognized during the year ended June 30, 2013.

Note 1 - Summary of Significant Accounting Policies - Continued

Investments

Investments in equity and debt securities are recorded at fair value. Fair values for investments are based on quoted market prices or dealer quotes, where available. Both realized and unrealized gains and losses are reflected in the statement of income and comprehensive income.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in preparing these financial statements include those assumed in computing depreciable lives, amortization period of intangible assets, valuation of deferred tax asset, fair value of investments and the fair value of stock-based compensation. Actual results could differ significantly from those estimates.

Revenue Recognition

The Company recognizes grant revenue in the period in which it is earned. In 2011, the Company was awarded a grant from the Department of Health and Human Services, Food and Drug Administration, to be paid over several years in support of one of the Company's research projects. For the year ended June 30, 2013, the Company recognized grant revenue in the amount of $131,907.

Revenue on cost reimbursement contracts is recorded as costs are incurred and includes a proportional amount of the fee expected to be realized on each contract.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs for the year ended June 30, 2013 were $4,530.

Research and Development Costs

Research and development costs are expensed as incurred and include compensation for scientists, support personnel, outside contracted services, and material costs associated with product development. The Company continually evaluates new product opportunities and engages in intensive research and product development efforts. Research and development costs totaled $1,355,949 for the year ended June 30, 2013.

Comprehensive Income (Loss)

The Company accounts for comprehensive income in accordance with FASB ASC 220, *Comprehensive Income*, which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distributions to owners, for the period in which they are recognized. Comprehensive income is the total of net income (loss) and all other non-owner changes in equity (or other comprehensive income). For the Company, other comprehensive income is comprised entirely of unrealized gains and losses on investments in securities held as available for sale. Comprehensive and other comprehensive income (loss) must be reported on the face of the financial statements.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains its cash accounts with a high quality, federally insured financial institution located in Huntsville, Alabama. At times, the balances in these accounts may be in excess of federally insured limits. At June 30, 2013, the Company's uninsured cash balances were $170,184.

Note 1 - Summary of Significant Accounting Policies - Continued

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of loss carryovers and depreciation differences for financial and income tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the differences are expected to be recovered or settled. The Company accounts for investment tax credits using the flow-through method, and thus, they reduce income tax expense in the year the related assets are placed in service or qualified progress payments are made.

Note 2 - Investments

The Company classifies investments as available for sale. As of June 30, 2013, the Company held the following securities, recorded at fair value:

	Cost	Unrealized Loss	Fair Value
Available for sale securities			
Mutual Funds	$ 2,776,757	$ (61,109)	$ 2,715,648
Total available for sale securities	$ 2,776,757	$ (61,109)	$ 2,715,648

Note 3 - Fair Value Measurements

FASB ASC 820, *Fair Value Measurements and Disclosures*, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy under FASB ASC 820 are described below:

Level 1 - Quoted prices in active markets for identical securities;

Level 2 - Other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.);

Level 3 - Significant unobservable inputs (including the Company's own assumptions used to determine the fair value of investments).

The following table summarizes the Company's investments reported at fair value based on the inputs used to value them:

	Level 1	Level 2	Level 3	Total
As of June 30, 2013				
Mutual Funds	$ 2,715,648	$ -	$ -	$ 2,715,648

Note 4 - Profit Sharing Plan

The Company has established a 401(k) profit sharing plan (the PS Plan) for all eligible employees. The PS Plan provides for employee contributions subject to certain annual Internal Revenue Code limits. For participants who are age 50 or older during any calendar year, additional employee contributions are allowed under the PS Plan, subject to Internal Revenue Code limits. Employer contributions, if any, may include safe harbor matching contributions and profit sharing contributions, both of which are subject to service and employment requirements. The safe harbor matching contribution is equal to the sum of 100% of the amount of a participating employee's elective deferrals that do not exceed 3% of the participating employee's compensation, plus 50% of the participating employee's elective deferrals that exceed 3% of the participating employee's compensation but do not exceed 5% of the participating employee's compensation. The profit sharing contribution is discretionary. Safe harbor matching contributions and profit sharing contributions become fully vested after six (6) years of service based on the vesting schedule below. The Company did not make a discretionary profit sharing contribution for the year ended June 30, 2013. Total safe harbor matching contributions for the year ended June 30, 2013 were $47,868.

Year	Percent vested
0-1	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Note 5 - Common Stock

The holders of the Common Stock are entitled to one vote for each share of Common Stock on all matters that may be submitted to the holders of Common Stock of the Company. The holders of Common Stock shall vote together with the holders of Series A Preferred Stock and Series B Preferred Stock as a single class. The Company shall not plan a merger or conversion, sale or dispose of property, or dissolve the Company without the written consent or affirmative vote of the entire single class.

Note 6 - Related Party Transactions

The Company's majority owner is also the co-founder and majority stockholder of a similar business that has agreed to share the services of an employee. The Company paid the employee $52,665 for the year ended June 30, 2013. Additionally, the Company receives a flat fee of $250 a month from the related party for the use of its copier. For the year ended June 30, 2013, the copier rental income totaled $3,000.

Note 7 - Preferred Stock

The Company has authority to issue 8,000,000 shares of Preferred Stock with a par value of $0.01 per share. The Company has designated 1,500,000 shares of authorized preferred stock as Series A Preferred Stock with an issue price of $5.00 per share. The Company has designated 2,000,000 shares of authorized preferred stock as Series B Preferred Stock with an issue price of $6.00 per share. Series A Preferred Stock and Series B Preferred Stock have the same rights, preferences, powers, privileges, restrictions, qualifications, and limitations.

Note 7 - Preferred Stock - Continued

Dividends

From and after the date of the issuance of any shares of Series A Preferred Stock, dividends shall accrue at the annual rate of eight percent (8%) of the original issue price. The dividends shall accrue from day to day, whether or not declared, shall compound annually, shall be calculated on the basis of a 365 day year, and shall be cumulative. The holders of the Series A Preferred Stock are entitled to receive dividends when and if declared by the Board of Directors. Dividends on Preferred Stock are in preference to and prior to any payment of any dividend on Common Stock. As of June 30, 2013, $4,216,904 in Preferred Stock dividends were in arrears.

Convertibility

Each share of Series A Preferred Stock and Series B Preferred Stock shall be convertible, at the option of the holder at any time and from time to time, and without the payment of additional consideration by the holder into Common Stock. The number of shares will be determined by dividing the original issue price by the fair market value price of the Preferred Stock at the time of conversion.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock are entitled to receive prior to, and in preference to, any distribution to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock, an amount equal to the original issue price plus any accrued dividends that have not yet been paid. The holders of the Series B Preferred Stock are entitled to receive prior to, and in preference to, any distribution to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock, an amount equal to the original issue price plus any accrued dividends that have not yet been paid.

The Series A Preferred Stock Liquidation Preference and the Series B Preferred Stock Liquidation Preference shall be on parity with one another. In the event that upon liquidation or dissolution, the assets and funds of the Company are insufficient to permit the payment to holders of shares of Series A Preferred Stock and Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and Series B Preferred Stock then outstanding and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock and Series B Preferred Stock shall share in any distribution of the remaining assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

After the distributions described above have been paid in full, the remaining assets of the Company available for distribution shall be distributed pro-rata to the holders of the shares of Common Stock.

Note 8 - Income Taxes

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is no longer subject to U.S. federal, state, or local income tax examinations by tax authorities for years before 2009.

The Company has adopted FASB ASC 740, *Income Taxes*. The Company will record a liability for uncertain tax positions when it is more likely than not that a tax position would not be sustained if examined by the taxing authority. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company's evaluation on June 30, 2013 revealed no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company does not believe that any reasonable possible changes will occur within the next twelve (12) months that will have a material impact on the financial statements. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in general and administrative expenses. No such interest or penalties were recognized during the periods presented. As of June 30, 2013, the Company had no accruals for interest and penalties.

The provision (benefit) for income taxes from continuing operations for the year ended June 30, 2013 consisted of:

The Company has a federal capital loss carryover in the amount of $21,560 available in future years. Unused amounts will begin to expire in 2017.

The Company has a federal 1231 loss carryover in the amount of $346,212 available in future years. Unused amounts will begin to expire in 2015.

The Company has a federal charitable contributions carryover in the amount of $17,802 available in future years. Unused amounts will begin to expire in 2014.

The Company has a general business credit carryover for non eligible and eligible small business credits in the amount of $1,527,110 available in future years. Unused amounts will begin to expire in 2017.

The Company has a federal net operating loss (NOL) carryover in the amount of $33,091,508 available in future years. Unused amounts will begin to expire in 2019.

The Company has a net operating loss (NOL) carryover in the State of Alabama in the amount of $34,129,154 available in future years. Unused amounts will begin to expire in 2017.

The Company has provided a valuation allowance against the deferred income tax assets at June 30, 2013.

The components of the current deferred income tax asset and liability as of June 30, 2013 were as follows:

Current Deferred Tax Asset	
General business credit carryover ESB	$ 1,408,819
General business credit carryover NonESB	118,291
Stock-based compensation	30,693
Unrealized loss on marketable securities	21,388
Deferred tax asset valuation allowance	(1,579,191)
Net Deferred Tax Asset - Current Portion	$ -

Note 8 - Income Taxes - Continued

The components of the noncurrent deferred income tax asset and liability as of June 30, 2013 were as follows:

Noncurrent Deferred Tax Asset	
1231 loss carryover	$ 121,174
Charitable contributions carryover	6,231
Net capital loss	7,546
NOL carryover - Federal	11,582,028
NOL carryover - State	1,706,458
	13,423,437
Net Deferred Tax Liability - Noncurrent Portion	
Depreciation of property and equipment	(5,060)
Deferred tax asset valuation allowance	(13,418,377)
Net Deferred Tax Asset - Noncurrent Portion	$ -

Note 9 - Operating Leases

The Company leases office space under operating leases as follows:

Location	Monthly Rate	Expiration Date
Huntsville, AL	$ 23,455	1/31/2018

On July 1, 2013, the Company amended the operating lease agreement to reflect monthly rental payments equal to $23,139. See Note 13.

At June 30, 2013, the Company was also obligated under certain operating leases for copy machines.

Minimum future rental payments, which reflect the lease amended in July 2013, under non-cancelable operating leases having initial or remaining terms in excess of one year as of June 30, 2013 are as follows for years ending June 30:

2014	$ 286,847
2015	281,512
2016	285,582
2017	291,293
2018	171,887
Thereafter	-
Total future minimum lease payments	$ 1,317,121

Total rent expense under operating lease agreements was $238,024 for the year ended June 30, 2013.

Note 10 - Intangible Assets

Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. Costs associated with awarded patents are amortized over the life of the patent. Intangible assets consist of the following at June 30, 2013:

Amortized Intangibles:	
Intellectual property	$ 779,335
Accumulated amortization	(339,985)
Intangible assets, net	439,350
Unamortized intangibles:	
Patents not in service	631,651
Total Intangible Assets	$ 1,071,002

Patent costs begin amortization the day they are awarded. Amortization expense for the year ended June 30, 2013, was $47,022.

Estimated amortization expense at June 30, 2013 for each of the next five succeeding years is as follows:

Year Ending June 30,	Amount
2014	$ 49,917
2015	$ 49,917
2016	$ 49,053
2017	$ 48,359
2018	$ 42,903

Note 11 - Stock Option Plan

Stock Option Plan Description

In 2003, the Company's Board of Directors adopted the EGEN, Inc. 2003 Stock Option Plan (the Plan) that provides for the granting of stock options to employees, the Plan was amended in 2004 and 2009 to increase the number of reserved shares of common stock. The Plan reserved 3,000,000 shares of common stock. Options are granted at the discretion of the Board of Directors. Options granted under the Plan are nonqualified stock options (NSO's), as designated by the Board. The options will be granted at an exercise price set by the Board at the time of grant but in no event shall the exercise price be less than the greater of (i) the par value of the Stock on the date the Option is granted or any time during which the Option is exercisable and (ii) twenty-five percent (25%) of the Fair Market Value of the Stock as of the date of grant.

The term of the grants are generally for ten (10) years and vest over a period of time as determined on the date of the grant.

Note 11 - Stock Option Plan - Continued

Stock-Based Compensation

The Company follows the provisions of FASB ASC 718, *Compensation-Stock Compensation*. FASB ASC 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the financial statements based on their fair value at the grant date.

Stock-based compensation expense is included in general and administrative expenses for the year ended June 30, 2013.

Valuation and Expense Information

The Company recognizes compensation expense related to stock options on a straight-line basis over the vesting period of the awards, which is generally one (1) to three (3) years. The Company estimates the fair value of options on the date of grant using the Black-Scholes-Merton option pricing model with the following assumptions:

Expected volatility	15.92% - 18.18%
Expected term (in years)	4.00 - 9.00
Risk-free interest rate	0.72% - 5.11%
Expected dividend yield	0.00%
Weighted average calculated value of options granted	$ 1.93

Expected volatility was estimated using the historical volatility of an industry sector index. The Company estimates the expected term using historical option exercise data to determine the expected employee exercise behavior. The risk-free interest rate is the yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected term of the option at the grant date.

The application of FASB ASC 718 resulted in a reduction of net earnings from total stock-based compensation expense, net of tax, of $87,693 for the year ended June 30, 2013. Stock-based compensation expense is included in general and administrative expense for the year ended June 30, 2013. As of June 30, 2013, the Company had $4,488 of unrecognized compensation cost related to stock options, which is expected to be recognized over a weighted average period of two (2) years.

Details of stock option activity for the year ended June 30, 2013 is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding at June 30, 2012	2,338,633	$ 1.85
Granted	202,000	2.50
Exercised	-	-
Forfeited/cancelled	(41,490)	3.51
Outstanding at June 30, 2013	2,499,143	$ 1.87

Note 11 - Stock Option Plan - Continued

Valuation and Expense Information - Continued

The following table summarizes information about stock options exercisable at June 30, 2013:

Range of Exercise Prices	Number of Shares Exercisable	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price
$0.50 - 5.00	2,490,559	5.19	$ 1.87

The following table summarizes information about nonvested stock options at June 30, 2013:

	Nonvested Options	Weighted Average Grant Date Fair Value
Nonvested options at June 30, 2012	17,249	$ 0.61
Granted	202,000	0.40
Vested	(210,665)	0.42
Forfeited/cancelled	-	-
Nonvested options at June 30, 2013	8,584	$ 0.52

Note 12 - Concentration of Licensing Rights

The Company is engaged primarily in developing nucleic acid-based therapeutics for cancer and other difficult to treat diseases using proprietary nanoparticle delivery systems. A significant portion of the Company's development activity utilizes a third party license agreement. The agreement can be terminated by either party subject to certain restrictions in the agreement. The agreement contains future stipulations for certain royalty fees, maintenance fees, milestone payments, minimum royalties, and product liability insurance.

Note 13 - Restatement of Previously Issued Financial Statements

Subsequent to the original issuance of the Company's annual financial statements, the Company determined that certain legal expenses were previously expensed in the Company's financial statements that met the requirements for capitalization. These transactions relate to expenses incurred in the defense of intellectual property and additional expenses on patents under development that have not yet been granted. The restatement of the Company's financial statements reflects a correction to the treatment of these expenses.

The correction resulted in an increase in intellectual property of $12,795, an increase in patents not in service of $78,213, an increase in retained earnings of $91,008, and a decrease in legal expense and net loss of $155,628 as of and for the year ending June 30, 2013. The correction decreased beginning retained earnings by $77,415 as of June 30, 2012. There is no tax effect due to the net loss in each year as well as the valuation allowance for deferred taxes.

Note 14 - Subsequent Events

In July 2013, the Company amended its operating lease agreement to reflect lower monthly rental payments of $23,139. See Note 9.

Management has evaluated subsequent events through January 30, 2014, the date which the financial statements were available to be issued.